                  CONSENT OF INDEPENDENT AUDITOR




We have issued our report dated February 16, 1995, except for note 13 as to which the date is November 15, 1995, accompanying the financial statements of AmeriCorp, Inc. contained in the Form S-4 Registration Statement to be filed with the Securities and Exchange Commission. We consent to the use of the aforementioned reports in the Form S-4, and to the use of our name as it appears under the caption "Experts".

                    EVANS, PORTER, BRYAN & CO.


                    /s/ Evans, Porter, Bryan & Co.


Atlanta, Georgia

February 23, 1996

                  CONSENT OF INDEPENDENT AUDITOR




We have issued our report dated March 3, 1995, except for
note 13 as to which the date is February 20, 1996, accompanying the financial statements of Bank Corporation of Georgia contained in the Form S-4 Registration Statement to be filed with the Securities and Exchange Commission. We consent to the use of the aforementioned reports in the Form S-4, and to the use of our name as it appears under the caption "Experts".

                    EVANS, PORTER, BRYAN & CO.


                    /s/ Evans, Porter, Bryan & Co.


Atlanta, Georgia

February 23, 1996

                  CONSENT OF INDEPENDENT AUDITOR




We have issued our report dated April 11, 1995, except for
note 10 as to which the date is February 20, 1996, accompanying the financial statements of Effingham Bank & Trust contained in the Form S-4 Registration Statement to be filed with the Securities and Exchange Commission. We consent to the use of the aforementioned reports in the Form S-4, and to the use of our name as it appears under the caption "Experts".

                    EVANS, PORTER, BRYAN & CO.


                    /s/ Evans, Porter, Bryan & Co.


Atlanta, Georgia

February 23, 1996